UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 3, 2022

Perpetua Resources Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-39918	26-4675940
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 S. 8th Street, Ste. 201 Boise, Idaho		83702
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (208) 901-3060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	PPTA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Domestic Issuer Status

Perpetua Resources Corp. (the “Company”) has determined that it no longer qualifies as a “foreign private issuer” as such term is defined in Rule 405 under the United States Securities Act of 1933 (the “Exchange Act”). As a result, effective January 1, 2022, the Company is required to, among other things, (i) file periodic reports and registration statements on U.S. domestic issuer forms with the Securities and Exchange Commission (the “SEC”) and (ii) comply with U.S. proxy requirements with respect to solicitation materials, including those relating to the Company’s 2022 annual meeting of shareholders.

Technical Report Summary

In connection with the Company’s transition to U.S. domestic reporting under the Exchange Act, the Company is filing this Current Report on Form 8-K to provide its inaugural Technical Report Summary (the “TRS”), dated as of December 31, 2021, developed for the Stibnite Gold Project in accordance with the mining property disclosure rules specified in Subpart 1300 of Regulation S-K (“Subpart 1300”) promulgated by the SEC. A copy of the TRS is filed as Exhibit 96.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The TRS summarizes, in accordance with the mining property disclosure rules specified in Subpart 1300, the Company’s 2020 Feasibility Study Technical Report, effective date December 22, 2020 and issue date January 27, 2021 (the “2020 FS”), which was completed under Canadian Securities Administrators National Instrument 43-101 guidelines (“NI 43-101”), with the following notable differences between the 2020 FS and the TRS:

•	The TRS Mineral Resource estimates were developed based on a gold price of $1,500/oz versus the $1,250/oz gold price assumed for the 2020 FS. The change in gold price results from higher trailing average gold prices at the date of preparation for the respective reports.

•	The Measured Mineral Resources in the 2020 FS were reclassified to Indicated Mineral Resources in the TRS due to differences in Subpart 1300 versus NI 43-101 Mineral Resources classification guidelines.

•	The Proven Mineral Reserves from the 2020 FS were reclassified as Probable Mineral Reserves for the TRS resulting from the reclassification of the Measured Mineral Resources to Indicated Mineral Resources due to differences in Subpart 1300 versus NI 43-101 Mineral Resources classification guidelines.

•	The TRS is classified as a Preliminary Feasibility level study whereas the 2020 FS was classified as a Feasibility level study. This change was driven by the Subpart 1300 requirement that a compliant Feasibility level TRS include a capital cost contingency allowance no greater than 10%, whereas the initial capital cost estimate for the 2020 FS included a more conservative allowance at approximately 15%.

All other technical analyses, design information, capital and operating cost information, economic analyses, permitting and legal assumptions, conclusions and recommendations are consistent between the TRS and the 2020 FS.

The foregoing description of the TRS does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the TRS attached hereto as Exhibit 96.1. The foregoing description of the 2020 FS does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the 2020 FS, which was filed electronically on January 28, 2020 on SEDAR, and is publicly available online at www.sedar.com and www.perpetuaresources.com.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
23.1	Consent of M3 Engineering & Technology Corporation.

23.2	Consent of Blue Coast Metallurgy, Ltd.

23.3	Consent of Value Consulting, Inc.

23.4	Consent of Tierra Group International, Ltd.

23.5	Consent of Grenvil Marquis Dunn, C.Eng.

23.6	Consent of Garth D. Kirkham, P.Geo.

96.1	Technical Report Summary, dated December 31, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERPETUA RESOURCES CORP.

Dated: January 3, 2022	By:	/s/ Jessica Largent
Jessica Largent
Vice President, Investor Relations and Finance